Exhibit 99.1

CONFIDENTIAL SETTLEMENT COMMUNICATION UNDER TRE 408

Binding Term Sheet

A.                                    Introduction

1.                                       The Parties to this Binding Settlement Agreement Term Sheet (“Term Sheet”) are (1) MOSH Holding, L. P. and Dagger-Spine Hedgehog Corporation (together with all of their partners, affiliates, subsidiaries, owners, agents, attorneys, officers, directors and employees “Plaintiffs”); (2) Pioneer Natural Resources Company and Pioneer Natural Resources USA, Inc., in their individual capacities and in its capacity as managing general partner of the Mesa Offshore Royalty Partnership (“Partnership”) (together with all of their partners, affiliates, subsidiaries, owners, agents, attorneys, officers, directors and employees “Pioneer”); (3) JPMorgan Chase Bank, N.A., in its individual capacity, in its capacity as Trustee of the Mesa Offshore Trust (“Trust”) and in its capacity as general partner of the Partnership (together with all of JPMorgan Chase Bank, N.A.’s partners, affiliates, subsidiaries, owners, agents, attorneys, officers, directors and employees “JPMorgan or Trustee”); and (4) Woodside Energy (USA), Inc. (together with all of its partners, affiliates, subsidiaries, owners, agents, attorneys, officers, directors and employees “Woodside”).  Pioneer, Woodside, and JPMorgan, (in all of their capacities) together are referred to as “Defendants.”  For purposes of this Term Sheet, and unless otherwise specified, Pioneer, JPMorgan, Woodside, and Plaintiffs (each in all of their capacities), the Trust, and the Partnership are each a “Party,” and together are included within the scope of the term “Parties.”

2.                                       This settlement is made for the purpose of avoiding the expense, uncertainty, and inconvenience of litigation and is the result of the compromise of disputed claims.  This settlement shall not be offered or construed as an admission of liability by any Party, and all Parties expressly deny any liability to any Party to the Lawsuit.

3.                                       The Execution Date is the “as of” date this Term Sheet is executed by the Settling Parties, and is April 27, 2009.  The Effective Date is the Date that the Final Settlement is approved and deemed effective by order of the Court.  As described in more detail below, this Term Sheet, while binding, will be memorialized in subsequent documentation (including a Final Settlement Agreement) fully expressing all of the terms and conditions of the full and final settlement of the Lawsuit that will be submitted to the Court for approval.

4.                                       Plaintiffs have pursued, on their own behalf and for the Trust and its unit holders, based upon, among other things, the Trust Fund Doctrine and as authorized by the Trustee, claims in the case styled MOSH Holding, L.P. v. Pioneer Natural Resources Company; Pioneer Natural Resources USA, Inc.; Woodside Energy (USA), Inc.; and JPMorgan Chase Bank, N.A., as Trustee of the Mesa Offshore Trust; Cause No. 2006-01984; pending in the 334th Judicial District Court of Harris County, Texas (“Lawsuit” or “Suit”).  Plaintiffs hereby acknowledge and agree that all of the claims they have pursued

(or could have pursued) in the Lawsuit, including claims known or unknown to the Plaintiffs, are settled as set forth herein.

5.                                       The Parties hereby agree to settle all claims between and among the Parties consistent with the terms set forth in this Term Sheet.

B.                                    Consideration Paid by the Settling Parties and Releases by the Settling Parties, Subject to Conditions Precedent

6.                                       Pioneer will pay to the Trust the sum of $13 million.  Pioneer will also sell and contribute to the Trust any proceeds from the sale of all of the assets that it offered to contribute pursuant to its tender letter of October 10, 2008 (hereafter referred to as “Pioneer Settlement Interests”). The Pioneer Settlement Interests and the Partnership’s assets will be sold and any resulting proceeds (“Sales Proceeds”) will be remitted to the Trust for distribution to the unit holders as part of the wind-down process (“Liquidation Process”) as described more fully below.  The effective date of the sale of the Pioneer Settlement Interests and the Partnership assets (“Sale Effective Date”) will be 7:00 a.m. CT of the first day of the month in which the auction occurs subject to the procedures of the auction house.

7.                                       JPMorgan will pay to the Trust the sum of $5 million.  JPMorgan will also release all claims for and forgive repayment of the existing $5 million loan provided by JPMorgan to the Trust; however, notwithstanding the provisions of paragraphs 10 - 16 below, the Trustee may use the remaining balance within the credit facility and any other Trust income to pay Trust liabilities and expenses as permitted under the Royalty Trust Indenture (“Indenture”) prior to receipt of the Settlement Proceeds (as defined in paragraph 9 below).

8.                                       Woodside will pay to the Trust the sum of $1 million.

9.                                       The combined dollar amount of $19 million (representing the combined cash payments to be made by Pioneer, JPMorgan and Woodside) is referred to hereafter as the “Settlement Proceeds.”

10.                                 Plaintiffs (in all of their capacities), the Trustee (on behalf of the Trust), the Trustee (in its capacity as general partner of the Partnership), JPMorgan (individually), and Woodside each agree to fully, finally and forever release, acquit and discharge Pioneer from any and all claims that arise from or relate in any way to the claims, matters, or theories that are, or could have been, asserted in the Lawsuit; including, without limitation, any and all claims relating to or concerning in any way the acts and/or omissions of Pioneer or of any of the Parties.  The release will also include, without limiting the foregoing, any claim by any Party for reimbursement of attorney’s fees or of any costs, other than as provided for in paragraph 28 of this Term Sheet.

11.                                 Plaintiffs (in all of their capacities), Pioneer (individually and as managing general partner of the Partnership), and Woodside agree to fully, finally and forever release, acquit and discharge JPMorgan from any and all claims that arise from or relate in any way to the claims, matters, or theories that are, or could have been, asserted in the Lawsuit; including, without limitation, any and all claims relating to or concerning in any way the acts and/or omissions of JPMorgan or of any of the Parties.  The release will also include, without limiting the foregoing, any claim by any Party for reimbursement of attorney’s fees or of any costs, other than as provided for in paragraph 28 of this Term Sheet.

12.                                 Plaintiffs (in all of their capacities), Pioneer (individually and as managing general partner of the Partnership), the Trustee (on behalf of the Trust), the Trustee (in its capacity as general partner of the Partnership), and JPMorgan (individually) agree to fully, finally and forever release, acquit and discharge Woodside from any and all claims that arise from or relate in any way to the claims, matters, or theories that are, or could have been, asserted in the Lawsuit; including, without limitation, any and all claims relating to or concerning in any way the acts and/or omissions of Woodside or of any of the Parties.  The release will also include, without limiting the foregoing, any claim by any Party for reimbursement of attorney’s fees or of any costs, other than as provided for in paragraph 28 of this Term Sheet.

13.                                 Plaintiffs (in all of their capacities), agree to fully, finally and forever release, acquit and discharge Defendants (in all of their capacities), the Trust, and the Partnership from any and all claims that arise from or relate in any way to the claims, matters, or theories that are, or could have been, asserted in the Lawsuit or that are or could have been asserted as direct claims by Plaintiffs; including, without limitation, any and all claims relating to or concerning in any way the acts and/or omissions of Defendants, the Trust, and/or the Partnership.  The release will also include, without in any way limiting the foregoing, any claim by Plaintiffs, in all of their capacities, for reimbursement of attorney’s fees or of any costs, other than as provided for in paragraph 28 of this Term Sheet.

14.                                 Defendants, the Trustee on behalf of the Trust, and the Partnership agree to fully, finally and forever release Plaintiffs from any claims, matters, or theories that are, or could have been, asserted in the Lawsuit; including, without limitation, any and all claims relating to or concerning in any way the acts and/or omissions of Plaintiffs or of any of the Parties.  This release will also include, without in any way limiting the foregoing, any claim by Defendants, the Trust, and the Partnership for reimbursement of attorney’s fees or of any costs, other than as provided for in paragraph 28 of this Term Sheet.

15.                                 Defendants and Plaintiffs further agree to fully, finally and forever release the Trust and the Partnership from any claims, matters, or theories that are, or could have been, asserted in the Lawsuit; including, without limitation, any and all claims relating to or concerning in any way the acts and/or omissions of the Trust, Partnership or any of the Parties.  This release will also include, without in any way limiting the foregoing, any claim by Defendants and Plaintiffs for reimbursement of attorney’s fees or of any costs, other than as provided for in paragraph 28 of this Term Sheet.

16.                                 The Trust and the Partnership agree to fully, finally and forever release each other, the Defendants, and Plaintiffs from any claims, matters, or theories that are, or could have been, asserted in the Lawsuit; including, without limitation, any and all claims relating to or concerning in any way the acts and/or omissions of Plaintiffs or any of the Parties. This release will also include, without in any way limiting the foregoing, any claim by the Trust and the Partnership for reimbursement of attorney’s fees or of any costs, other than provided for in paragraph 28 of this Term Sheet.

17.                                 The claims released in paragraphs 10 through 16 are referred to hereafter as the “Released Claims.”  The releases set forth above are not intended to include within their scope: (a) the rights and obligations owed between and amongst Pioneer, in its individual capacity, and JPMorgan, in its individual capacity, arising out of any commercial lending and/or non-Trust related relationships and contracts existing between them, (b) rights and obligations owed between and amongst Woodside, in its individual capacity, and JPMorgan, in its individual capacity, arising out of any commercial lending and/or non-Trust related relationships and contracts existing between them, (c) the day-to-day rights and obligations owed between and amongst Pioneer, in its individual capacity, and Woodside, arising out of the ordinary course, operating-based relationship set forth in the Offshore Operating Agreement during the time such agreement is effective between Pioneer and Woodside, and in particular does not include any obligations that may exist associated with Pioneer’s assignment of its interests in the South half of Brazos Block A-39 to occur as part of the sales process described below, or (d) the rights and obligations set forth pursuant to the Final Settlement Agreement between the Parties.

C.                                    Conditions Precedent to Payment of Any Consideration by Defendants

18.                                 As a condition precedent to the settlement set forth herein, the Court must approve the Final Settlement Agreement entered into by the Parties.  The Court must approve and enter findings as part of an Agreed Final Judgment that all claims that were raised (or that could have been raised) against Defendants in the Lawsuit are owned by Plaintiffs, and/or by the Trust and/or the Partnership; the Plaintiffs pursued the claims asserted in the Lawsuit on behalf of the Trust and/or the Partnership; the Trustee along with the Plaintiffs have the authority to prosecute, resolve, settle and release all Released Claims on behalf of the Trust, the Partnership and Plaintiffs; and the Settlement is in the best interest of the Trust, its unit holders and the Partnership.  The Court’s Agreed Final Judgment must be entered following a hearing for which notice is provided by the Trustee to all Trust unit holders in accordance with the notice provisions of the Indenture.

19.                                 The Agreed Final Judgment will dismiss with prejudice, among others, all Released Claims; including, without limitation, any and all claims that were or could have been asserted by or on behalf of the Trust and/or the Partnership against Defendants.  The Agreed Final Judgment will also dismiss with prejudice any and all claims that were or could have been asserted by Plaintiffs against Defendants.  The Agreed Final Judgment will also dismiss with prejudice any and all claims that were or could have been asserted between and/or amongst the Parties.  The Agreed Final Judgment and/or associated Court orders will also set forth the process acceptable to Plaintiffs and Defendants for the final settlement of accounts and discharge of the Trustee as well as the Managing General Partner and the sale of Trust and Partnership assets and the Liquidation Process for the Trust and Partnership.  The wording, including the factual and legal findings, contained in the Agreed Final Judgment must be acceptable to Plaintiffs and Defendants.

20.                                 The dismissal with prejudice of all intervenor claims and suits against Defendants is a condition precedent to this settlement and to payment of any consideration under this settlement.  Irrespective of the procedural method by which such dismissals are obtained, the dismissals will be made part of the Agreed Final Judgment approved by the Court.

21.                                 If Court approval consistent with these terms is not obtained or is reversed on appeal, any Party may, in its sole discretion, withdraw from the Settlement Agreement, and this settlement will be null and void in its entirety.  The Parties agree to cooperate and to use reasonable efforts to obtain approval by the Court of the terms of the Agreed Final Judgment.

22.                                 The payment of the Settlement Proceeds to the Trust referenced in paragraph 9 will be made by Defendants immediately after the Sales Proceeds are received by the Trustee from the sale of the Partnership assets and the Pioneer Settlement Interests through the Liquidation Process described in Section D below.  The Settlement Proceeds will be placed into separate, escrowed interest-bearing accounts maintained by JPMorgan and the Settlement Proceeds (together with accrued interest) will not be distributed by the Trustee until after the Agreed Final Judgment becomes final and non-appealable.  Should the Agreed Final Judgment be reversed, the Settlement Proceeds (together with accrued interest) will be remitted by JPMorgan to Defendants.

D.                                    Liquidation Process

23.                                 Following the approval of the Final Settlement Agreement and entry of the Agreed Final Judgment, Trustee will complete the Liquidation Process for the Trust and will instruct Pioneer to do the same with respect to the Partnership and its assets.  As part of this Liquidation Process, the Partnership assets and the Pioneer Settlement Interests will be offered for sale at public auction and the interests offered will be awarded to the highest cash bidder (or bidders).   The sale will be conducted by Pioneer consistent with the terms contained herein as approved by the Court and the instructions of the Trustee.

24.                                 The Partnership assets and the Pioneer Settlement Interests will be offered in two lots (“Sales Lots” or “Lots”) as follows:

(1)  the “West Delta 61 Lot” comprised of the Partnership’s West Delta 61 overriding royalty interest together with any other interests of the Partnership in West Delta Block 61; and

(2) the “Brazos A-39 Lot” comprised of (a) Pioneer’s record title and operating rights in and to the Brazos A-39 lease, (b) the $1.6 million dedicated plugging and abandonment escrow fund earmarked for the Brazos A-39 lease, which will remain escrowed until abandonment is complete, and (c) certain interests that burden Pioneer’s record title and/or operating rights including Pioneer’s and the Partnership’s overriding royalty interest in the Midway and the Nimitz wells created under the Pioneer-Woodside 2003 farmout and the Pioneer-Hydro Gulf of Mexico 2006 farmout and the royalty interest under the Overriding Royalty Conveyance as to the areas not covered by the Pioneer-Woodside farmout.  The Brazos A-39 Lot interest will be sold subject to the operating rights in and to the south half of the Brazos A-39 lease assigned to Woodside in that Partial Assignment of Operating rights made effective January, 2003.

25.                                 Plaintiffs may identify an intended “Qualified Bidder” for the West Delta 61 Lot and the Brazos A-39 Lot within ten (10) business days from the Execution Date. This Qualified Bidder will have three (3) business days following the entry of the Agreed Final Judgment by the Court in which to enter into separate Right of First Refusal Agreements pertaining to the public auction of the Sales Lots as set forth below.  To constitute a “Qualified Bidder,” so as to be able to enter into the Right of First Refusal Agreements within the time specified above, the person or entity identified by Plaintiffs must meet the following requirements:  (a) with respect to both Sales Lots, the Qualified Bidder must place in escrow pursuant to the terms of Escrow Agreement $375,000 (“Escrow Sums”) for each Sales Lot (i.e., $750,000 in the aggregate) within three business days following the date the trial court enters an Agreed Final Judgment approving the terms of the Final Settlement; and (b) with respect to the Brazos A-39 Lot, demonstrate its qualification with the Minerals Management Service of the US Department of the Interior (“MMS”) to hold record title interest in and be a qualified and bonded operator for offshore interests pursuant to the regulations and requirements of the MMS.

26.                                 The Right of First Refusal Agreements will provide that the Qualified Bidder will purchase the Sales Lots for the Escrow Sums or, in the event higher bids are obtained at public auction for the Sales Lot(s), will have the right, but not the obligation, to purchase the Lot(s) on the same terms achieved through the public auction process obtained from the other highest bidder(s).  The right to meet higher bid(s) will expire by the close of business (5:00 p.m. CDT) on the seventh (7th) calendar day following the public auction date.  Should the Qualified Bidder fail either (a) to meet the requirements set forth in paragraph 25 or (b) fail to meet the terms applicable to the highest bidder(s) achieved through this public auction process, the Right of First Refusal(s) will be extinguished and become void and of no effect and the sales can proceed with the other highest bidder(s).  Should the Qualified Bidder decide not to meet the terms applicable to the other highest bidder(s) achieved through the public auction process, the Escrow Sums will be returned to the Qualified Bidder, and the sales of the Sales Lots can proceed with the other highest bidder(s).  At the public auction bidders may bid on either or both Sales Lots.

27.                                 It is expressly agreed and understood that in the event the Liquidation Process does not result, for any reason, in a sale of the Pioneer Settlement Interests, Pioneer is entitled (at its sole option and its sole discretion) to dispose of the Pioneer Settlement Interests in any manner it sees fit.  In such event, Pioneer will have the absolute right, in its sole discretion, to cancel, extinguish, or otherwise dispose of all or part of such interest(s).  For example, and not by way of limiting Pioneer’s options, Pioneer may withdraw from its participation in and ownership in Brazos Block A-39 pursuant to the terms of the Offshore Operating Agreement governing Brazos Block A-39.  It is further agreed and understood that if any of the Partnership’s assets remain after the sales process for which no buyer can be found, Pioneer will have the absolute right, in its sole discretion, to cancel, extinguish, or otherwise dispose of all or part of such interest(s).  Up until the time of any sale or other disposition of the Partnership’s assets, Pioneer, as managing general partner of the Partnership, shall continue to operate the Partnership’s assets and distribute in the normal course any net proceeds to the Trustee for the benefit of the Trust.

28.                                 It is understood that counsel for Plaintiffs will request that the Court award counsel attorney’s fees together with a reimbursement of expenses incurred out of the Settlement Proceeds.

29.                                 After the Settlement Proceeds are released to the Trustee for distribution pursuant to the requirements of paragraph 22 above, and subject to the Agreed Final Judgment becoming final and non-appealable, the Trustee will then remit payments in accordance with the Court’s orders (Agreed Final Judgment or otherwise) for any attorney’s fees and expense awards entered by the Court.  The remaining cash retained by the Trust (which will constitute the net proceeds together with any monies earned from the sale of the Partnership’s and Trust’s assets and the Pioneer Settlement Interests), less the reasonable costs incurred subsequent to the Execution Date of effecting sale in the Liquidation Process and other fees and expenses relating to the administration of the Trust, for which the Trustee is entitled to pay or to receive payment under the Indenture, notwithstanding the provisions of paragraphs 10 - 16 above, will be distributed as the final distribution to the unit holders, as of a record date to be set by the Trustee and approved by the Court in the Agreed Final Judgment.  Plaintiffs will receive such final distribution based solely upon their ownership interests in the Trust.

E.                                      Miscellaneous Terms

30.                                 The Parties acknowledge the receipt and adequacy of consideration for their settlement as expressed in part by the recitals and mutual covenants of this Term Sheet.

31.                                 This Term Sheet envisions the drafting of subsequent documentation that will be submitted for Court approval.  Regardless, this Term Sheet is binding and enforceable until, and unless supplanted by the terms of the subsequent written Settlement documentation, executed by all Parties hereto.  As the Parties work towards drafting the Settlement documentation to be submitted to the Court for approval, the

Settling Parties agree to submit any disputes that they cannot otherwise resolve for binding arbitration before Grant Cook.  Notwithstanding anything in this paragraph, Grant Cook is not empowered to alter any of the express terms of the Term Sheet, including, without limitation, the required findings and releases of paragraphs 18 and 19 herein.  The Parties involved in the dispute will be responsible for advancing to Grant Cook in equal shares his reasonable costs, and the prevailing Party (or Parties) will be entitled to an order from Grant Cook reimbursing them for all of the costs they incurred (including reasonable attorney’s fees and all other reasonable associated costs) in prosecuting/defending with respect to the dispute.  Grant Cook will be the sole arbitrator of what procedures will be employed in order to enable him to arbitrate any disputes (whether the arbitration consists of no more than a telephonic hearing or whether it is more elaborate in nature).

32.                                 The Parties further agree that if any dispute arises with respect to the Liquidation Process, that Grant Cook will serve as the sole arbitrator who will resolve any such disputes in accordance with the arbitration procedures he believes (in his sole discretion) to be appropriate.  This provision, among others, will be included in the Court’s Agreed Final Judgment.

33.                                 The Parties agree that the terms of this Term Sheet were negotiated and reviewed by the Parties and their counsel and that all participated in the drafting.  To that point, the terms of this Term Sheet are not to be construed against any of the drafters.

34.                                 The Parties will reasonably cooperate with each other with respect to the preparation of additional settlement documentation (and related materials) necessary to effectuate the completion of this settlement in accordance with the terms set forth in this Term Sheet.

35.                                 This Term Sheet supersedes any prior discussions and/or agreements (whether oral, written or other).  No modifications or amendments will be enforced unless such modifications are in writing signed by the Party to be charged.

36.                                 The Parties disclaim any reliance upon any representations (or omissions) by any other party.  The Parties and their counsel have had the full and complete opportunity to litigate the issues (and/or related issues) and have agreed to the terms set forth in this Term Sheet.  The Parties further disclaim any right to assert any claim for fraudulent inducement (or similar legal theory used to set aside releases) and agree that the releases provided herein are enforceable to the fullest extent permissible under Texas law.

Executed by	/s/ William F. Hannes
Printed	William F. Hannes
Date	27 April 09

On behalf of Pioneer Natural Resources Company and Pioneer Natural Resources Company USA, Inc., both individually, and as Managing General Partner of the Mesa Offshore Royalty Partnership

Executed by	/s/ Timothy M. Roberson
Printed	Timothy M. Roberson
Date	April 27, 2009

On behalf of MOSH Holding, L. P., by its General Partner, MOSH Holding I, LLC

Executed by	/s/ Loyd. W. Powell
Printed	Loyd W. Powell
Date	4-27-09

On behalf of Dagger-Spine Hedgehog Corporation

Executed by	/s/ TJ Foley
Printed	TJ Foley
Date	April 27, 2009

On behalf of JPMorgan Chase Bank, N.A., as Trustee of the Mesa Offshore Trust, as General Partner of the Mesa Offshore Royalty Partnership, and individually

Executed by	/s/ Jeff Saine
Printed	Jeff Saine
Date	4-27-09

On behalf of Woodside Energy (USA), Inc.